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                                                                     Exhibit 2.5

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of October 8, 2001 (the "First Supplemental Indenture"), among CORPORACION DURANGO, S.A. DE C.V., a corporation duly organized and existing under the laws of the United Mexican States ("Corporacion Durango"), GRUPO INDUSTRIAL DURANGO, S.A. DE C.V., a corporation duly organized and existing under the laws of the United Mexican States ("GID"), and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of New York, as Trustee (the "Trustee") under the Indenture, dated as of September 13, 2001 (the "Indenture").

         WHEREAS, Corporacion Durango and GID have entered into a Merger Agreement, dated as of October 8, 2001, pursuant to which Corporacion Durango proposes to merge with and into GID upon the terms and subject to the conditions provided therein (the "Merger"); and

         WHEREAS, Section 801(a) of the Indenture restricts the ability of Corporacion Durango to merge into another Person, unless, among other things, such Person expressly assumes by a supplemental indenture to the Indenture, executed and delivered to the Trustee, all of the obligations of Corporacion Durango under the Securities and the Indenture; and

         WHEREAS, in order to satisfy the condition described in the immediately proceeding paragraph, Corporacion Durango desires to amend the Indenture to provide for the assumption of Corporacion Durango's obligations under the Indenture by GID; and

         WHEREAS, pursuant to Section 901 of the Indenture, Corporacion Durango, when authorized by a Board Resolution, and the Trustee, may amend or supplement certain provisions of the Indenture; and

         WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of Corporacion Durango and GID, and each of Corporacion Durango, GID and the Trustee have consented to amend the Indenture in accordance with the terms and conditions therein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of Corporacion Durango, GID and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I
                                    ---------

                       ASSUMPTION BY SUCCESSOR CORPORATION
                       -----------------------------------

         Section 1.01. Assumption of Obligations. GID, as the surviving entity in the Merger, hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance of all of the obligations and conditions of the Indenture and the Securities.

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                                   ARTICLE II
                                   ----------

                              CONDITIONS PRECEDENT
                              --------------------

         Section 2.01. Effectiveness of Supplemental Indenture. This First Supplemental Indenture shall become effective on the date (the "Effective Date") on which each of the following conditions has been satisfied: (i) each of Corporacion Durango, GID and the Trustee shall have duly executed and delivered this First Supplemental Indenture; (ii) the Merger shall have been consummated in accordance with Mexican law; (iii) the Trustee shall have received from GID an officer's certificate, substantially in the form of Exhibit A; and (iv) the Trustee shall have received an opinion of New York counsel, substantially in the form of Exhibit B. Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                                   ARTICLE III
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         Section 3.01. Construction. For all purposes of this First Supplemental Indenture (i) all capitalized terms used herein but not defined herein shall have the meanings given in the Indenture, unless otherwise indicated and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

         Section 3.02. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of Corporacion Durango and GID, and makes no representations as to the validity or enforceability against Corporacion Durango and GID.

         Section 3.03. Indenture Ratified. The Indenture, as supplemented and amended by this First Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         Section 3.04. Parties Bound. Upon the effectiveness of this First Supplemental Indenture, the Indenture and the Notes theretofore issued shall be deemed to be modified and amended in accordance with this First Supplemental Indenture and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of GID (as successor

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in interest to Corporacion Durango) and the Trustee and the Holders of the Notes
shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this First Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture and the Notes theretofore issued for any and all purposes.

         Section 3.05. Successors and Assignees. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 3.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 3.07. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.08. Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 3.09. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first above written.

                                          CORPORACION DURANGO, S.A. DE C.V.


                                          By:  /s/ Mayela Rincon de Velasco
                                             -----------------------------------
                                             Name:  Mayela Rincon de Velasco
                                             Title: Chief Financial Officer

                                          GRUPO INDUSTRIAL DURANGO, S.A. DE C.V.


                                          By:  /s/ Mayela Rincon de Velasco
                                             -----------------------------------
                                             Name:  Mayela Rincon de Velasco
                                             Title: Chief Financial Officer


                                          THE CHASE MANHATTAN BANK, as Trustee


                                          By:  /s/ Glenn W. Andersen
                                             -----------------------------------
                                             Name:  Glenn W. Andersen
                                             Title: Vice President

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